                                                                    EXHIBIT 1.1


                          AGREEMENT AND PLAN OF MERGER
                           OF SOLECTRON CORPORATION,
                            A DELAWARE CORPORATION,
                                      AND
                             SOLECTRON CORPORATION,
                            A CALIFORNIA CORPORATION



         THIS AGREEMENT AND PLAN OF MERGER dated as of February 25, 1997 (the "Agreement") is between Solectron Corporation, a Delaware corporation ("Solectron Delaware") and Solectron Corporation, a California corporation ("Solectron California"). Solectron Delaware and Solectron California are sometimes referred to herein as the "Constituent Corporations."


                                R E C I T A L S


         A. Solectron Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 201,200,000 shares, 200,000,000 of which are designated "Common Stock," $0.001 par value, and 1,200,000 of which are designated "Preferred Stock," $0.001 par value. As of the date hereof, 100 shares of Common Stock were issued and outstanding, all of which were held by Solectron California.

         B. Solectron California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 81,200,000 shares, 80,000,000 of which are designated "Common Stock," no par value, and 1,200,000 of which are designated "Preferred Stock," no par value. At January 31, 1997, 63,952,655 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

         C. The Board of Directors of Solectron California has determined that, for the purpose of effecting the reincorporation of Solectron California in the State of Delaware, it is advisable and in the best interests of Solectron California and its shareholders that Solectron California merge with and into Solectron Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of Solectron Delaware and Solectron California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Solectron Delaware and Solectron California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                   I.  MERGER

         1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Solectron California shall be merged with and into Solectron Delaware (the "Merger"), the separate existence of Solectron California shall cease and Solectron Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Solectron Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Solectron Corporation.

         1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

                 (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

                 (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

                 (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

                 (d) All statutory requirements under the California Corporations Code shall have been complied with.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Solectron California shall cease and Solectron Delaware, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Solectron California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Solectron California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Solectron Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Solectron California in the same manner as if Solectron Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.


                 II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Solectron Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 BYLAWS. The Bylaws of Solectron Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 DIRECTORS AND OFFICERS. The directors and officers of Solectron California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


                      III.  MANNER OF CONVERSION OF STOCK

         3.1 SOLECTRON CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Solectron California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any





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action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

         3.2 SOLECTRON CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

                 (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Solectron California under the option plans and all other employee benefit plans of Solectron California. Each outstanding and unexercised option, or other right to purchase, or security convertible into, Solectron California Common Stock (a "Right") shall become an option, or right to purchase or a security convertible into the Surviving Corporation's Common Stock, respectively, on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of Solectron California Common Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Solectron California Right at the Effective Date of the Merger. This Section 3.2(a) shall not apply to outstanding shares of Solectron California Common Stock. Such Common Stock is subject to Section 3.1 hereof.

                 (b) A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of Solectron California Common Stock so reserved immediately prior to the Effective Date of the Merger.

         3.3 SOLECTRON DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Solectron Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Solectron Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Solectron California Common Stock may, at such stockholder's option, surrender the same for cancellation to Boston EquiServe L.P., as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Solectron California Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of Solectron California Common Stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Solectron California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

         If any certificate for shares of Solectron Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper





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
and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Solectron Delaware that such tax has been paid or is not payable.


                                  IV.  GENERAL

         4.1 COVENANTS OF SOLECTRON DELAWARE. Solectron Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

                 (a) qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

                 (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by Solectron Delaware of all of the franchise tax liabilities of Solectron California; and

                 (c) take such other actions as may be required by the California General Corporation Law.

         4.2 FURTHER ASSURANCES. From time to time, as and when required by Solectron Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Solectron California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Solectron Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Solectron California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Solectron Delaware are fully authorized in the name and on behalf of Solectron California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Solectron California or of Solectron Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Solectron California or by the sole stockholder of Solectron Delaware, or by both.

         4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

         4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 847 Gibraltar Drive, Building 5, Milpitas, California 95035 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.





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         4.7     GOVERNING LAW.  This Agreement shall in all respects be
construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

         4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Solectron Corporation, a Delaware corporation, and Solectron Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                           SOLECTRON CORPORATION,
                           a Delaware corporation


                           By:/s/ Koichi Nishimura
                                  ---------------------------------------------
                                  Koichi Nishimura, Ph.D., President, Chief
                                  Executive  Officer, and Chairman of the Board



ATTEST:


/s/ Susan Wang
--------------------------------------------------
Susan Wang, Senior Vice President, Chief Financial
Officer, and Secretary


                           SOLECTRON CORPORATION,
                           a California corporation


                           By:/s/ Koichi Nishimura
                                  ---------------------------------------------
                                  Koichi Nishimura, Ph.D., President, Chief
                                  Executive  Officer, and Chairman of the Board




ATTEST:


/s/ Susan Wang
--------------------------------------------------
Susan Wang, Senior Vice President, Chief Financial
Officer, and Secretary






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                             SOLECTRON CORPORATION
                            A CALIFORNIA CORPORATION

                             OFFICERS' CERTIFICATE

Koichi Nishimura and Susan Wang certify that:

         1. They are the President and the Secretary, respectively, of Solectron Corporation, a corporation organized under the laws of the State of California.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

         3. There were 52,966,689 shares of Common Stock and no shares of Preferred Stock outstanding as of November 15, 1996 (the "Record Date") and entitled to vote at the shareholders' meeting at which the Agreement and Plan of Merger attached hereto was approved.

         4. The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date.

         6. Koichi Nishimura and Susan Wang further declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

         Executed in Milpitas, California on February __, 1997.



                                             /s/ Koichi Nishimura
                                             ----------------------------------
                                             Koichi Nishimura, Ph.D., President



                                             /s/ Susan Wang
                                             ----------------------------------
                                             Susan Wang, Secretary

                             SOLECTRON CORPORATION
                             A DELAWARE CORPORATION

                             OFFICERS' CERTIFICATE


Koichi Nishimura and Susan Wang certify that:

         1. They are the President and the Secretary, respectively, of Solectron Corporation, a corporation organized under the laws of the State of Delaware.

         2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

         3. There are 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto. There are no shares of Preferred Stock outstanding.

         4. The principal terms of the Agreement and Plan of Merger were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

         5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

         6. Koichi Nishimura and Susan Wang further declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.

         Executed in Milpitas, California on February 21, 1997.


                                              /s/ Koichi Nishimura
                                              ----------------------------------
                                              Koichi Nishimura, Ph.D., President


                                              /s/ Susan Wang
                                              ----------------------------------
                                              Susan Wang, Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                             SOLECTRON CORPORATION


         Solectron Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST:   The name of the Corporation is Solectron Corporation (the
         "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: This corporation is authorized to issue two classes of shares: Common Stock and Preferred Stock. The total number of shares which this corporation is authorized to issue is two hundred one million two hundred thousand (201,200,000) shares. The number of shares of Common Stock authorized is two hundred million (200,000,000) shares, $.001 par value. The number of shares of Preferred Stock authorized is one million two hundred thousand (1,200,000) shares, $.001 par value.

         The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

         For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series.

         If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:   The name and mailing address of the incorporator are as follows:

             NAME                              MAILING ADDRESS
             -------------------------------------------------

             Susan Wang        Solectron Corporation
                               847 Gibraltar Drive, Building 5
                               Milpitas, CA  95035


SIXTH:         The Corporation is to have perpetual existence.

SEVENTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

EIGHTH: A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. Commencing with the first annual meeting of stockholders held after calendar 1997 (the "First Annual Meeting"), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class
               III. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the First Annual Meeting. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. At each annual meeting after the First Annual Meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.


               B. Vacancies occurring on the Board of Directors may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation at which the class to which the directorship belongs is to be elected and until his or her successor shall have been duly elected and qualified.

NINTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.





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TENTH:         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ELEVENTH:      A.  To the fullest extent permitted by the Delaware General
               Corporation Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

               B. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TWELFTH: At the election of directors of the Corporation, each holder of stock of any class of series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

THIR-
TEENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

FOUR-
TEENTH: Stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

FIF-
TEENTH: Advance notice of stockholder nomination for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

SIX-
TEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.





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
               THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly, has hereunto set her hand this 18th day of December, 1996.


                                                        /s/ SUSAN WANG
                                                 -------------------------------
                                                            Susan Wang















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